Exhibit 16.1

July 14, 2016

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read item 4.01 on Form 8-K of Earthstone Energy, Inc. dated July 13, 2016, and agree with the statements concerning our Firm contained therein.

Yours truly,

WEAVER AND TIDWELL, L.L.P.

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL, L.L.P. CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	24 GREENWAY PLAZA, SUITE 1800, HOUSTON, TX 77046 P: 713.850.8787 F: 713.850.1673